EXHIBIT 3.6

                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                 AIRLEASE LTD. A CALIFORNIA LIMITED PARTNERSHIP

         This Second  Amendment  to Amended and  Restated  Agreement  of Limited
Partnership  of  Airlease   Ltd.,  A  California   Limited   Partnership   (this
"Amendment"), is made and entered into as of the 17th day of March, 2004.

         WHEREAS, the Partners previously entered into an Amended and Restated Agreement of Limited Partnership dated as of October 10, 1986, as amended on December 12, 1988 (the "Original Partnership Agreement");

         WHEREAS,   the  Partners  desire  to  amend  the  Original  Partnership
Agreement as specified in this Amendment; and

         WHEREAS, Article 18 of the Original Partnership Agreement provides that it may be amended if certain conditions are satisfied, and all such conditions have been satisfied with respect to this Amendment;

         NOW, THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

         1. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Original Partnership Agreement, as amended by this Amendment.

         2. DELETION OF "ASSIGNEE." The General Partner shall be authorized to delete the definition of "Assignee" from Article 1 of the Agreement and to delete all references in the Agreement to any "Assignee," which term shall then be of no further force and effect.

         3. "TRANSFER APPLICATION." The General Partner shall be authorized to delete the definition of "Transfer Application" included in
Article 1 of the Agreement and to replace it in its entirety with the following definition:

                  TRANSFER APPLICATION:. An application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument by which (a) a proposed transferee of Depositary Units requests admission to the Partnership as a Substituted Limited Partner, agrees to be bound by the terms and conditions of this Agreement and the Depositary Agreement, grants a power of attorney to the General Partner pursuant to Article 17, and represents and warrants to the Partnership that he is a United States Citizen or Resident Alien and (b) a proposed transferee of Depositary Units makes representations regarding the manner of transfer of such Depositary Units as the General Partner deems necessary to avoid taxation of the Partnership as a corporation for federal income tax purposes. The form and content of the Transfer Application may be changed from time to time in the sole discretion of the General Partner.

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         4.       AMENDMENT OF SECTION  3.3(B).  The General  Partner  shall  be authorized to delete Sections 3.3(B)(1) and 3.3(B)(2) of the Agreement in their entirety and to replace them with the following Section 3.3(B), to read in its entirety as follows:

                  (B) After December 31, 1997, all Cash Available From Sale or Refinancing shall be distributed pursuant to Section 10.3(C), provided that if the General Partner determines that it would be in the Partnership's best interest, Cash Available From Sale or Refinancing may be used to repay indebtedness.

         5. AMENDMENT OF SECTION 4.1(FF). The General Partner shall be authorized to delete Section 4.1 (ff) of the Agreement in its entirety and to replace it with the following Section 4.1 (ff) to read in its entirety as follows:

                  (ff) To sell any and all Partnership Assets on terms and conditions determined by the General Partner, including a sale of all or substantially all of the Partnership Assets.

         6. AMENDMENT TO END OF SECTION 4.1. The General Partner shall be authorized to add a new Section 4.1(ii) to the end of Section 4.1, to read in its entirety as follows:

                  (ii) To impose such restrictions on the transfer of Units as the General Partner deems necessary or appropriate to prevent the Partnership from being taxed as a corporation for federal income tax purposes.

         7. AMENDMENT OF SECTION 7.9(A)(2). The General Partner shall be authorized to delete Section 7.9 (A)(2) of the Agreement in its entirety and to replace it with the following Section 7.9 (A)(2) to read in its entirety as follows:

                  (2) Dissolution, discontinuation, or material alteration of the business of the Partnership, provided that no approval is required for dissolution following the sale of all or substantially all of the Partnership Assets;

         8.       AMENDMENT OF SECTION 10.3.

                  a. The General Partner  shall be  authorized to delete Section
10.3 (B) of the Agreement in its entirety.

                  b. The General Partner shall be authorized to delete Section 10.3(C) of the Agreement in its entirety and to replace it with the following Section 10.3 (C) to read in its entirety as follows:

                  (C) After December 31, 1997, subject to Section 3.3(B), any Cash Available From Sale or Refinancing shall be distributed 99% to the Unitholders and 1% to the General Partner.

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9. CHANGES TO TRANSFER PROVISIONS IN ARTICLE 13.

                  a. The General Partner shall be authorized to delete Section 13.4(B) of the Agreement in its entirety and to replace it with the following Section 13.4(B) to read in its entirety as follows:

                  (B) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt,
         (ii) to have requested admission as a Substituted Limited Partner with respect to the Units transferred, (iii) to have agreed to comply with and be bound by this Agreement, whether or not such transferee is admitted as a Substituted Limited Partner and to execute any document that the General Partner may reasonably require to be executed in connection with the transfer or with the admission of such transferee as a Substituted Limited Partner pursuant to Article 14 with respect to the Depositary Units transferred, (iv) to have represented and warranted that such transferee is a United States Citizen or Resident Alien and has authority to enter into the Depositary Agreement and this Agreement, (v) to have made representations regarding the manner of transfer of such Depositary Units as the General Partner deems necessary to avoid taxation of the Partnership as a corporation for federal income tax purposes, (vi) to have appointed the General Partner his attorney-in-fact to execute any document that the General Partner may deem necessary or appropriate to be executed in connection with the transfer and/or his admission as a Substituted Limited Partner with respect to the Depositary Units transferred, (vii) to have given the power of attorney set forth in Article 17, and (viii) to have given the consents and waivers contained in this Agreement. Unless and until admitted as a Substituted Limited Partner pursuant to Article 14 with respect to Depositary Units transferred pursuant to this Section 13.4, no transferee shall have any rights with respect to the Partnership. Except as specifically provided in this Agreement, a transferee shall not be treated as or have the fights of a Limited Partner.

                  b. The General Partner shall be authorized to delete Section 13.4(E) of the Agreement in its entirety and to replace it with the following Section 13.4(E) to read in its entirety as follows:

         (E) Any holder of a Unit or a Depositary Receipt (including a transferee thereof conclusively shall be deemed to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed a Transfer Application, whether or not such holder in fact has executed such a Transfer Application.

         10. CHANGES TO PARTNER ADMISSION PROCEDURES IN ARTICLE 14. The General Partner shall be authorized to delete Section 14.1(A) of the Agreement in its entirety and to replace it with the following Section 14.1(A) to read in its entirety as follows:

                  (A) Any person shall have the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted by the terms of this Agreement. By transfer of a Depositary Receipt, the transferor is deemed to have given the transferee the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. Each transferee of a Depository Receipt (including any

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         Person,  such  as a  broker,  dealer,  bank,  trust  company,  clearing corporation, other nominee holder, or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall
         apply  to  become  a  Substituted   Limited  Partner  with  respect  to
         Depositary Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become a Substituted Limited Partner with respect to Depositary Units transferred at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion. Unless the Depositary is notified to the contrary, the General Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, at and from the close of business on the last business day of the calendar month in which a properly executed Transfer Application is received by a Transfer Agent.

         11. EXHIBIT 1 TO THE AGREEMENT. The General Partner shall be authorized to amend the form of Transfer Application included in Exhibit 1 to the Agreement by replacing it with Attachment 1 hereto. The General Partner shall be authorized to change the form and content of Attachment 1 from time to time in its sole discretion.

         12.      AUTHORITY OF  GENERAL  PARTNER TO  TAKE  CERTAIN  ACTION.  The
General Partner shall be authorized to make any or all of the foregoing amendments. In addition, if any amendment or proposed amendment to partnership tax law is enacted or pending, the General Partner is authorized to take such other actions (including amending the Agreement or any amendment thereto) which the General Partner determines are in the best interests of the Partnership and the Limited Partners and which are consistent with the intent of the Restrictions on Unit Transferability and Portfolio Runoff, as defined in the Consent Solicitation Statement dated June 24, 1997 in light of any change or proposed change in partnership tax law from the law in existence on June 1, 1997. Without limiting the authority of the General Partner, the General Partner is authorized to further amend the Agreement and to take any other action necessary or appropriate to carry out the intent of the foregoing provisions of this Amendment.

         13. AGREEMENT IN FULL FORCE AND EFFECT. Except as amended hereby, the Agreement shall continue in full force and effect.

         14.      GOVERNING LAW.    This Amendment  shall  be  governed  by  and
construed under the laws of the State of California.

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         IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the day and year first written above.

                                   GENERAL PARTNER:

                                   AIRLEASE MANAGEMENT SERVICES, INC.



                                   By:  /s/ DAVID B. GEBLER
                                        __________________________________
                                          Name: David B. Gebler
                                          Title: Chairman, Chief Executive
                                                 Officer and President


                                          LIMITED PARTNERS (pursuant to power-
                                          of-attorney to the General Partner)


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                                                                    ATTACHMENT 1


         NO ASSIGNMENT OF THE DEPOSITARY UNITS EVIDENCED BY A DEPOSITARY RECEIPT WILL BE REGISTERED ON THE BOOKS OF THE DEPOSITARY OR OF AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP (THE "PARTNERSHIP"), UNLESS AN APPLICATION FOR TRANSFER OF DEPOSITARY UNITS HAS BEEN EXECUTED BY A TRANSFEREE WHO CERTIFIES THAT THE TRANSFEREE, AND IF THE TRANSFEREE IS HOLDING A DEPOSITARY UNIT FOR ANOTHER PERSON, THAT TO THE BEST KNOWLEDGE OF THE TRANSFEREE SUCH OTHER PERSON, IS A UNITED STATES CITIZEN OR RESIDENT ALIEN (AS THOSE TERMS ARE DEFINED IN THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP), ON THE FORM OF APPLICATION SET FORTH BELOW.

                  APPLICATION FOR TRANSFER OF DEPOSITARY UNITS

         The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Depositary Units evidenced by a Depositary Receipt and hereby certifies to Airlease Ltd., A California Limited Partnership (the "Partnership"), and the Depositary that the Applicant (including, to the best of Applicant's knowledge, any person for whom the Applicant will hold the Depositary Units) is a United States Citizen or Resident Alien (as those terms are defined in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement")) .

         The Applicant further certifies to the Partnership that:

         (Check one)

                  _____ (a) The Applicant has acquired the Depositary Units by a "transfer not involving trading" within the meaning of Internal Revenue Service Notice 88-75.

                  _____ (b) The Applicant has acquired the Depositary Units in compliance with the "two percent" safe harbor described in Internal Revenue Service Notice 88-75.

                  _____ (c) The Applicant has acquired the Depositary Units in a qualified "matching service" transaction described in Internal Revenue Service Notice 88-75.

THE TRANSFER OF DEPOSITARY UNITS PURSUANT TO THIS TRANSFER APPLICATION IS SUBJECT TO A DETERMINATION BY THE GENERAL PARTNER IN ITS SOLE DISCRETION THAT SUCH TRANSFER WAS MADE IN ACCORDANCE WITH INTERNAL REVENUE SERVICE NOTICE 88-75 AND WILL NOT CAUSE THE AGGREGATE PERCENTAGE OF DEPOSITARY UNITS TRANSFERRED DURING THE CALENDAR YEAR TO EXCEED THE ALLOWABLE AMOUNT OR OTHERWISE CAUSE THE DEPOSITARY UNITS TO BE TREATED AS TRADED ON AN ESTABLISHED SECURITIES MARKET OR READILY TRADABLE ON A SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF) AS DEFINED IN SECTION 7704(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         The Applicant (i) agrees to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt, (ii) requests admission as a Substituted Limited Partner in the Partnership and agrees to be bound by the Partnership Agreement, and (iii) appoints the General Partner of the Partnership his attorney to execute, swear to, acknowledge and file any document necessary or appropriate for the Applicant's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, if consent to such admission is given by the General Partner in its sole discretion.

Dated
      ___________________   ____________________________________________________
                                         Signature of Transferee
                             (Must Be United States Citizens or Resident Alien)

_________________________   ____________________________________________________
 Social Security or other                  Residence Address
    identifying number

_________________________
Purchase Price (including
  Commissions, if any)


Type of Entity (check one):

___ Individual  ___ Partnership  ___ Corporation  ___ Trust  ___ Other (Specify)

Nationality (check one):

___ U.S. Citizen or Resident Alien   ___ Foreign Corporation or Non-resident
                                         Alien

         If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof, or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any person for whom the Applicant will hold the Depositary Units shall be made to the best of the Applicant's knowledge.